                                                                                                   EXHIBIT 12(B)

                                                  FLEET FINANCIAL GROUP, INC.
                                         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                           TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                EXCLUDING INTEREST ON DEPOSITS
                                                          (THOUSANDS)

                                            ---------------------------------------------------------------------------------
                                            Nine Months Ended
                                            September 30, 1995     1994         1993        1992         1991         1990
                                            ------------------  ----------   ----------  ----------   ----------   ----------

Earnings:
     Income (loss) before income taxes,
          extraordinary credit and cumulative
          effect of accounting charges          $1,225,666      $1,379,639   $1,094,456     $617,369    $(16,375)    $(318,995)
Adjustments:
     (a) Fixed Charges:
               (1) Interest on borrowed funds      972,000         990,395      751,754      638,430     728,337     1,187,147
               (2) 1/3 of Rent                      35,338          50,597       52,254       49,197      42,524        39,024
     (b) Preferred dividends                        43,657          64,335       72,885       99,844      36,044        19,958
                                                ----------      ----------   ----------   ----------  ----------    ----------
     (c) Adjusted earnings                      $2,276,661      $2,484,966   $1,971,349   $1,404,840  $  790,530    $  927,134
                                                ==========      ==========   ==========   ==========  ==========    ==========

Fixed charges and preferred dividends           $1,050,995      $1,105,327   $  876,893   $  787,471  $  806,905    $1,246,129
                                                ==========      ==========   ==========   ==========  ==========    ==========

Adjusted earnings/fixed charges                       2.17x           2.25x        2.25x        1.78x       0.98x*        0.74x*
                                                ==========      ==========   ==========   ==========  ==========    ==========




                                              INCLUDING INTEREST ON DEPOSITS


                                            ---------------------------------------------------------------------------------
                                            Nine Months Ended
                                            September 30, 1995     1994         1993        1992         1991         1990
                                            ------------------  ----------   ----------  ----------   ----------   ----------

Earnings:
     Income (loss) before income taxes,
          extraordinary credit and cumulative
          effect of accounting charges          $1,225,666      $1,379,639   $1,094,456    $ 617,369    $(16,375)    $(318,995)
Adjustments:
     (a) Fixed Charges:
               (1) Interest on borrowed funds      972,000         990,395      751,754      638,430     728,337     1,187,147
               (2) 1/3 of Rent                      35,338          50,597       52,254       49,197      42,524        39,024
               (3) Interest on deposits          1,271,618       1,170,532    1,165,046    1,698,804   2,414,060     2,597,026
     (b) Preferred dividends                    $   43,657      $   64,335   $   72,885   $   99,844  $   36,044    $   19,958
                                                ----------      ----------   ----------   ----------  ----------    ----------
     (c) Adjusted earnings                      $3,548,279      $3,655,498   $3,136,395   $3,103,644  $3,204,590    $3,524,160
                                                ==========      ==========   ==========   ==========  ==========    ==========

Fixed charges and preferred dividends           $2,322,613      $2,275,859   $2,041,939   $2,486,275  $3,220,965    $3,843,155
                                                ==========      ==========   ==========   ==========  ==========    ==========

Adjusted earnings/fixed charges                       1.53x           1.61x        1.54x        1.25x      0.99x*         0.92x*
                                                ==========      ==========   ==========   ========== ==========     ==========

* Note that earnings in 1991 and 1990 are inadequate to cover fixed charges, the deficiency being $16,375 in 1991 and $318,995 in 1990 for both the ratio excluding and including interest on deposits